EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


                                                          State of Incorporation
Name of Entity                                            or Organization
--------------                                            ---------------
Buffington Homes, Inc.                                    Texas
Buffington Homes - San Antonio, Inc.                      Texas
Elements!, Inc.                                           Texas
Buffington Development, Inc.                              Texas
Buffington Holdings, Inc.                                 Delaware
Christopher Homes - Custom Home Division                  Nevada
Genesee Communities I, Inc.                               Colorado
Genesee Communities II, Inc.                              Colorado
Genesee Communities III, Inc.                             Colorado
Genesee Development company                               Colorado
The Genesee Corporation/Castle Pines Ltd.                 Colorado
The Genesee Company of Michigan Ltd.                      Colorado
Genesee Venture Corporation                               Colorado
The Genesee Company                                       Colorado
Fortress Landmark, Inc.                                   North Carolina
Solaris Development Corporation                           North Carolina
Legacy Homes, Inc.                                        North Carolina
Fortress Wisconsin, Inc.                                  Delaware
Fortress-Florida, Inc.